SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 30, 2010

Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 3, 2010, Discovery Laboratories, Inc. (the “Company”) issued a press release announcing that it has received from The Nasdaq Stock Market, LLC (“Nasdaq”) a Staff Determination that the Company is not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”), and that the Company’s common stock listed on The NASDAQ Capital Market® (the “Capital Market”) is therefore subject to delisting. The Company had previously announced that on December 2, 2009, the Company received a delisting notification from The NASDAQ Global Market® (“Global Market”) indicating that the bid price for the common stock had failed to close at or above $1.00 per share for more than 30 consecutive trading days and, as a result, the Company was not in compliance with Nasdaq Listing Rule 5450(a)(1) (which is the Global Market version of the Minimum Bid Price Rule).  In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until June 1, 2010, to regain compliance with the Minimum Bid Price Rule, which would occur if the bid price of the Company’s common stock closed at or above $1.00 for 10 consecutive trading days.

As the bid price of the Company’s common stock did not close at or above $1.00 per share for 10 consecutive trading days within the initial grace period, to avoid a second delisting notification, the Company filed an application to transfer the listing of its common stock from the Global Market to the Capital Market.  In addition, in connection with the transfer to the Capital Market and in accordance with Nasdaq Listing Rule 5810(c)(3)(A), on June 2, 2010 Nasdaq notified the Company that it had granted the Company an additional 180 calendar days, or until November 29, 2010, to regain compliance with the Minimum Bid Price Rule. As the bid price of the common stock did not close at or above $1.00 per share during this additional grace period for 10 consecutive trading days, the Company has not established compliance with the Minimum Bid Price Rule. The Company intends to appeal the delisting determination to a Nasdaq Listing Qualifications Panel (the “Panel”) pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. The appeal will stay the delisting of the common stock until after the Panel has rendered its decision. There can be no assurance that the Panel will grant the Company’s request for continued listing on the Capital Market.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

The information set forth in Item 3.01 of this Report is incorporated by reference into this Item 8.01. This Report and the Exhibit attached hereto may be deemed to be solicitation material regarding the Company’s 2010 Annual Meeting of Stockholders (the "Annual Meeting"). In connection with the Annual Meeting, the Company has filed and will file relevant materials and documents with the Securities and Exchange Commission ("SEC"), including a proxy statement that has been mailed to the stockholders of the Company. Investors and the public are urged to read these materials carefully and in their entirety as they become available because they will contain important information about the Company and the Annual Meeting. The proxy statement and other relevant materials (when they become available), and any and all documents filed with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and the public may obtain free copies of the documents filed with the SEC by the Company by directing a written request addressed to Discovery Laboratories, Inc., Attn.: Investor Relations, 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976-3622. The proxy statement also can be viewed, together with other materials related to the Annual Meeting, at www.ezodproxy.com/discoverylabs/2010. The directors, executive officers and employees of the Company may be deemed to be participants in the solicitation of proxies in connection with the Annual Meeting. Information regarding the special interests of these directors, executive officers and employees in the Annual Meeting, if any, will be included in the proxy statement referred to above.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated December 3, 2010.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company’s filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:	/s/ W. Thomas Amick
Name:	W. Thomas Amick
Title:	Chief Executive Officer

Date: December 3, 2010